Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Second Amendment to the Registration Statement on Form S-3/A of FPB Bancorp, Inc. (the “Company”) of our report appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

HACKER, JOHNSON & SMITH PA
Tampa, Florida
April 14, 2010